                                                                   EXHIBIT 10.14

                ________________________________________________


                                   AGREEMENT


                                    between


                              MUSICMAKER.COM, INC.


                                      AND


                             VIRGIN HOLDINGS, INC.


                   __________________________________________

                               Dated June 8, 1999
                   __________________________________________

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
ARTICLE I    THE TRANSACTIONS; DEFINITIONS........................ 1
  1.1   Transaction............................................... 1
  1.2   Closing and Other Deliveries.............................. 1
  1.3   The Closing............................................... 2
  1.4   Definitions............................................... 2

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY........ 4
  2.1   Corporate Organization.................................... 4
  2.2   Subsidiaries.............................................. 4
  2.3   Capital Stock............................................. 4
  2.4   Books and Records......................................... 5
  2.5   Newly Issued Shares....................................... 5
  2.6   Title to Properties....................................... 5
  2.7   Authority................................................. 6
  2.8   No Violation.............................................. 6
  2.9   Litigation................................................ 7
  2.10  Compliance with Laws...................................... 7
  2.11  Financial Condition....................................... 7
  2.12  No Undisclosed Financial Liabilities...................... 7
  2.13  No Material Adverse Change; Ordinary Course of Business... 8
  2.14  No General Solicitation................................... 8
  2.15  Taxes..................................................... 9
  2.16  Brokers................................................... 9
  2.17  Investment Company........................................ 9
  2.18  Certain Agreements........................................ 9
  2.19  Registration Rights.......................................10
  2.20  Trade Relations...........................................10
  2.21  Environmental Matters.....................................10
  2.22  Proprietary Rights........................................11
  2.23  Employee Benefit Plans....................................14
  2.24  Employment Matters........................................15
  2.25  Potential Conflicts of Interest...........................16
  2.26  Insurance.................................................16
  2.27  Hart-Scott................................................16
  2.28  Registration Statement....................................16
  2.29  Disclosure................................................17

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF VIRGIN.............17
  3.1   Organization..............................................17
  3.2   Authority.................................................17

  3.3   No Violation............................................. 17
  3.4   Brokers.................................................. 18
  3.5   Securities Act Representation............................ 18

ARTICLE IV   INDEMNIFICATION..................................... 18
  4.1   Indemnification.......................................... 18
  4.2   Notification............................................. 19
  4.3   Limitations.............................................. 20
  4.4   Exclusive Remedy; Related Agreements..................... 20

ARTICLE V    AGREEMENTS.......................................... 20
  5.1   License Agreement........................................ 20
  5.2   Registration Rights Agreement............................ 20
  5.3   Stockholders Agreement................................... 20
  5.4   Public Offering.......................................... 21
  5.5   Sale of Shares in the IPO................................ 21
  5.6   Errors and Omissions Insurance........................... 21
  5.7   Policies and Procedures.................................. 21
  5.8   Directors and Officers Insurance......................... 21
  5.9   Charter Amendment........................................ 22

ARTICLE VI   MISCELLANEOUS....................................... 22
  6.1   Survival of Representations and Warranties............... 22
  6.2   Notices.................................................. 22
  6.3   Headings; Agreement...................................... 23
  6.4   Publicity................................................ 23
  6.5   Entire Agreement......................................... 23
  6.6   Assignment............................................... 24
  6.7   Counterparts............................................. 24
  6.8   Governing Law............................................ 24
  6.9   Third Party Beneficiaries................................ 24
  6.10  Costs and Expenses....................................... 24


EXHIBITS                                                         Page
--------                                                         ----
Exhibit A   Form of License Agreement
Exhibit B-1 Form of Opinion Counsel to the Company
Exhibit B-2 Form of Opinion of Counsel to Virgin
Exhibit C   Form of Registration Rights Agreement
Exhibit D   Form of Stockholders Agreement

                                   AGREEMENT
                                   ---------


          AGREEMENT (this "Agreement"), dated June 8, 1999, between
                           ---------
musicmaker.com, Inc., a Delaware corporation (the "Company"), and Virgin
                                                   -------
Holdings, Inc., a Delaware corporation ("Virgin").
                                         ------

          The Company has agreed to issue to Virgin shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, on the terms and
                           ------------
subject to the conditions set forth in this Agreement.

          Concurrently with the execution of this Agreement, the Company and Virgin are entering into a license agreement (the "License Agreement") in the
                                                   -----------------
form attached hereto as Exhibit A, pursuant to which Virgin has agreed to
                        ---------
license to the Company from time to time over a five-year period certain songs owned by Virgin upon the terms and subject to conditions set forth in the License Agreement.

          The Company intends to consummate an initial public offering of shares of Common Stock (an "IPO"), subject to obtaining all regulatory and other
                     ---
requisite approvals, and subject to market conditions.

          NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                         THE TRANSACTIONS; DEFINITIONS

          1.1    Transaction.  Subject to the terms and conditions of this
                 -----------
Agreement, at the Closing (as defined below), in exchange for the rights granted by Virgin to the Company under the License Agreement, the Company will issue to Virgin a number of shares of Common Stock (the "Shares"), which Shares, after giving effect to the transactions contemplated in this Agreement, constitute 50% of the issued and outstanding shares of capital stock of the Company on a fully diluted basis on the date hereof.

          1.2    Closing and Other Deliveries. At the Closing, each party shall
                 ----------------------------
deliver to the other party:

                 (a) a certificate of the Secretary of such party, dated the date of Closing (the "Closing Date"), (i) attaching a true, complete and correct
                      ------------
copy of the certificate of incorporation of such party, as amended through the Closing Date, in each case as certified by the Secretary of State of the State of Delaware, (ii) certifying the genuineness, and attaching a true, complete and correct copy, of the Bylaws of such party, as amended through the Closing Date, (iii) certifying as to the incumbency and genuineness of the signatures of each officer of such party executing the Agreement, the License Agreement, the Stockholders Agreement and the Registration Rights Agreement (the "Related Agreements"), and
                                        ------------------
(iv) certifying the genuineness and attaching copies of the resolutions of the Board of Directors of such party authorizing the execution, delivery and performance of the Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                 (b) a certificate of an officer of such party, dated the Closing Date, certifying that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery of the Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been obtained or made.

                 (c) an opinion of counsel of such party, dated the Closing Date, in the forms attached hereto as Exhibit B-1 and Exhibit B-2.
                                      -----------     -----------

          In addition, at the Closing, the Company shall issue to Virgin a share certificate or share certificates representing the Shares.

          1.3    The Closing.  The closing (the "Closing") will take place
                 -----------                      -------
simultaneously with the execution and delivery of this Agreement and will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY.

          1.4    Definitions.  When used in this Agreement, the following terms
                 -----------
shall have the meanings ascribed to them in the sections noted below:



Term                                           Section
----                                           -------
1997 Audited Financials...................       2.11
1998 Audited Financials...................       2.11
1999 Interim Financials...................       2.11
Act.......................................       2.28
affiliate.................................       2.16
Agreement.................................   Preamble
Assets....................................        2.6
Benefit Plans.............................    2.23(a)
Claims....................................        2.9
Closing...................................        1.3
Closing Date..............................     1.2(a)

Code......................................    2.23(a)
Common Stock..............................   Preamble
Common Stock Warrants.....................        2.3
Company...................................   Preamble
Employees.................................       2.24
Environmental Claims......................    2.21(b)
Environmental Laws........................    2.21(b)
ERISA.....................................    2.23(a)
ERISA Affiliate...........................    2.23(b)
Hazardous Substances......................    2.21(b)
HSR Act...................................       2.27
Indemnified Party.........................        4.1
Indemnifying Party........................        4.1
Intellectual Property.....................    2.22(a)
IP Licenses...............................    2.22(b)
IPO.......................................   Preamble
IRS.......................................    2.23(a)
License Agreement.........................   Preamble
Liens.....................................        2.5
Listed Contract...........................       2.18
Losses....................................        4.1
Material Adverse Effect...................        2.1
Permits...................................    2.10(b)
Preferred Stock...........................        2.3
Preferred Stock Warrants..................        2.3
Proposed Intellectual Property Agreements     2.22(b)
Registration Rights Agreement.............        5.2
Registration Statement....................       2.28
Related Agreements........................     1.2(a)
Requirements of Law.......................        2.8
Rules.....................................       2.27
SEC.......................................       2.28
Series A Preferred Stock..................        2.3
Series B Preferred Stock..................        2.3
Shares....................................        1.1
Software..................................    2.22(a)
Stockholders Agreement....................        5.3
Systems...................................    2.22(h)
Technology................................    2.22(a)
Underwriters..............................        5.4
Virgin....................................   Preamble
Year 2000 Compliant.......................    2.22(h)

                                  ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company represents and warrants to Virgin as follows:

          2.1    Corporate Organization.  The Company is a corporation duly
                 ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own and operate its property and to lease the properties it operates as lessee and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business except where failure to be so qualified would not have, individually or in the aggregate, a material adverse effect upon the business, prospects, results of operations or financial condition of the Company, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Related Agreement to which it is a party or the ability of the Company to consummate the transactions contemplated hereby or thereby (a "Material Adverse Effect"). True, complete and correct copies of the
            -----------------------
Certificate of Incorporation and the Bylaws of the Company, as amended to date, heretofore have been delivered to Virgin.

          2.2    Subsidiaries.  Except as set forth an Schedule 2.2, the
                 ------------                          ------------
Company does not, directly or indirectly, own any voting securities of any corporation or other entity.

          2.3    Capital Stock.  The authorized capital stock of the Company
                 -------------
consists of 15,584,415 shares of Common Stock, of which, as of the date hereof, 2,960,058 shares are issued and outstanding (after giving effect to the transactions contemplated hereby) and 5,219,086 are reserved for issuance under the terms of the Company's outstanding options, warrants and other convertible securities which includes only the following: (i) 1,802,575 shares of Common Stock reserved for issuance under the Company's Amended Stock Option Plan, of which, as of the date hereof, 812,403 are issued and outstanding; (ii) 454,545 shares of Series A Convertible Preferred Stock, par value $.01 per share (the

"Series A Preferred Stock"), of which, as of the date hereof, 454,545 are issued
-------------------------
and outstanding; (iii) 865,801 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of which, as of the
                               ------------------------
date hereof, 364,654 are issued and outstanding; (iv) 227,578 shares Series C Convertible Preferred Stock, par value $.01 per share (collectively, with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred
                                                                ---------
Stock"), of which no shares are issued and outstanding; (v) 775,128 warrants to
-----
purchase shares of Common Stock (the "Common Stock Warrants"), all of which are
                                      ---------------------
issued and
outstanding; (vi) 865,801 warrants to purchase Series B Preferred Stock, of which 501,147 are outstanding; and (vii) 227,578 warrants to purchase
Series C Preferred Stock, all of which are outstanding (collectively, the "Preferred Stock Warrants"). All of the outstanding shares of Common Stock and
-------------------------
Preferred Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 2.3, (i) upon exercise
                                               ------------
of the Common Stock Warrants, the shares of Common Stock issued pursuant to such warrants will be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws and
(ii) upon exercise of the Preferred Stock Warrants, the shares of Preferred Stock issued pursuant to such warrants will be duly and validly issued, fully paid and nonassessable and issued in compliance with all federal and state securities laws. Except for the Common Stock Warrants, the Preferred Stock and the Preferred Stock Warrants, and except as set forth on Schedule 2.3, there are
                                                         ------------
no preemptive rights, options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

           2.4   Books and Records.  Copies of all the minute books and stock
                 -----------------
record books of the Company have been delivered to Virgin for inspection and contain accurate records of all meetings of, and written consents by, the Board of Directors (and any committees thereof) and stockholders of the Company since its incorporation through the date hereof.

           2.5   Newly Issued Shares.  The Shares constitute 50% of the issued
                 -------------------
and outstanding shares of capital stock of the Company on a fully diluted basis, after giving effect to the transactions described herein, the conversion, exercise or exchange of all securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock of the Company and all anti-dilution adjustments required by the transactions described hereunder. Except as set forth on Schedule 2.5, there are no anti-dilution adjustments
                       ------------
required by the transactions described hereunder. The Shares have been duly authorized and, when issued as contemplated hereby at the Closing will be duly and validly issued, fully paid and non-assessable, and issued in compliance with all applicable federal and state securities laws. The issuance of the Shares by the Company will not be subject to preemptive or other similar rights or such rights have been waived in writing by the holders thereof. At the Closing, Virgin will acquire good title to the Shares free and clear of any and all liens, pledges, claims, security interests, mortgages, assessments, covenants, restrictions, rights of first refusal, defects in title or other burdens (collectively, "Liens"), except for such Liens as may be created pursuant to
                -----
this Agreement or the Related Documents or imposed by applicable federal and state securities laws.

           2.6   Title to Properties.  The Company does not own any real
                 -------------------
property interests. The Company has, and upon consummation of the transactions contemplated hereby will have, good record and marketable title to, or holds, and upon consummation of the transactions contemplated hereby will hold, interests as lessee under leases in full force and effect in, all of its assets, rights, interests and other properties, tangible and intangible (the "Assets"),
                                                                      ------
except for such defects in title as would not have a Material Adverse Effect.

           2.7   Authority.  The Company has full corporate power and
                 ---------
authority to execute and deliver this Agreement and each Related Agreement to which it is a party, to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which it is a party have been duly authorized by the board of directors of the Company and its stockholders and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Related Agreement by the Company or the performance by the Company of its obligations hereunder or thereunder. This Agreement and each Related Agreement have been duly executed and delivered by the Company and (assuming due execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           2.8   No Violation.  The execution, delivery and performance of this
                 ------------
Agreement and each Related Agreement by the Company do not (a) violate any provision of the Certificate of Incorporation or By-laws of the Company or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect on the date hereof (collectively, "Requirements of Law")
                                                      -------------------
applicable to the Company, (b) except as set forth on Schedule 2.8(b), require
                                                      ---------------
the consent, waiver, approval, license or authorization of or any notice or filing by the Company with any person or governmental authority or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company is subject or by which the Company is bound. Except as set forth on Schedule 2.8, the Company is not party to any agreement
                       ------------
which is currently in effect, or by which the Company is currently bound, granting any rights to any person which are inconsistent with the rights to be granted by the Company in this Agreement and each Related Agreement. Except as set forth on Schedule 2.8, the execution, delivery and performance of this
             ------------
Agreement and each Related Agreement by
the Company and the consummation by it of the transactions contemplated on its part hereby and thereby will not result in a "change of control" or similar event occurring under any agreement, indenture, mortgage, contract or plan to which the Company is subject or by which the Company is bound or give rise to a payment by the Company under a change of control or similar provision in any agreement, indenture, mortgage or contract to which the Company is subject or by which the Company is bound.

           2.9   Litigation.  Schedule 2.9 lists all actions, suits,
                 ----------    ------------
proceedings, written complaints or, to the Company's knowledge, claims or investigations (collectively, "Claims") pending or, to the Company's knowledge,
                               ------
threatened, at law, in equity, in arbitration or before any governmental authority against the Company and with respect to which the Company is a party or responsible by way of indemnity. Other than as set forth on Schedule 2.9, no
                                                               ------------
such Claim would, if adversely determined, have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other governmental authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any Related Agreement.

           2.10  Compliance with Laws.
                 --------------------

                 (a) The Company is in compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a Material Adverse Effect.

                 (b) (i) The Company has all licenses, permits, orders or approvals of any governmental authority (collectively, "Permits") that are
                                                        -------
material to or necessary for the conduct of the business of the Company,
(i) such Permits are in full force and effect, and (ii) no material violations with respect to any Permit has occurred and is continuing.

           2.11  Financial Condition.  The Company heretofore has delivered to
                 -------------------
Virgin true and correct copies of audited consolidated financial statements of the Company for the years ended December 31, 1997 (the "1997 Audited
                                                        ------------
Financials") and December 31, 1998 (the "1998 Audited Financials") and the
----------                               -----------------------
unaudited financial statements of the Company for the three-month period ended March 31, 1999 (the "1999 Interim Financials"). The 1997 Audited Financials,
                     -----------------------
1998 Audited Financials and the 1999 Interim Financials have been prepared in accordance with GAAP applied consistently and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of operations of the Company for the period, or portion thereof, then ended (except in the case of the 1999 Interim Financials, for normal year-end adjustment and the absence of footnotes).

           2.12  No Undisclosed Financial Liabilities.  The Company does not,
                 ------------------------------------
and upon consummation of the transactions contemplated hereby will not, have any direct or indirect indebtedness, liability (including, without limitation, product liability or warranty claim), obligation, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement, other than (i) liabilities fully and adequately reflected on the 1998 Audited Financials, including the Notes thereto and on the Interim Financials, (ii) those incurred since March 31, 1999 in the ordinary course of business, (iii) liabilities incurred pursuant to this Agreement, (iv) liabilities which would not have a Material Adverse Effect or (v) as set forth on Schedule 2.12.
   -------------

           2.13  No Material Adverse Change; Ordinary Course of Business.
                 -------------------------------------------------------
Except as contemplated by this Agreement and as set forth on Schedule 2.13,
                                                             -------------
since December 31, 1998, the Company has not (a) experienced any change, event or condition which has had, or could reasonably be expected to have, a Material Adverse Effect, (b) conducted its business in any material respect other than in the ordinary course consistent with past practices, (c) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other person, (d)(i) except in the ordinary course of business, sold, transferred or otherwise disposed of any of its property or Assets or (ii) mortgaged or encumbered any of its property or Assets, (e) suffered any casualty losses not covered by insurance,
(f) repurchased any of its capital stock, (g) declared, set aside or paid any dividend or other distribution in respect of its capital stock, (h) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, (i) split, combined or reclassified its capital stock,
(j) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such securities or any securities convertible into or exchangeable for such securities, or granted, or agreed to grant any such rights, (k) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, employees, agents, independent contractors or consultants other than increases made in the ordinary course of business except to persons receiving less than $50,000 per year or where the effect thereof will not either individually or in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect (l) entered into any new or amended any existing employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment, (m) changed in any respect its accounting methods, principles or practices, (n) entered into or amended or terminated any transaction or contract that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (o) entered into any joint ventures or partnerships or any kind, or (p) entered any contract or other agreements to do any of the foregoing.

           2.14  No General Solicitation.  No form of general solicitation or
                 -----------------------
general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares. Assuming the accuracy of Virgin's representations in Section 4.5, no registration of the Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares.

           2.15  Taxes.
                 -----

                 (a) The Company has filed or caused to be filed, or has properly filed extensions for, all income tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP. The Company has paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate for all income tax liabilities applicable to the Company for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes). The Company has given or otherwise made available to Virgin correct and complete copies of all tax returns, examination reports and statements of deficiencies for all periods for which the statute of limitations has not expired.

                 (b) No audit or other proceeding by any taxing authority, court or similar person is pending or to the Company's knowledge, threatened, with respect to any taxes due from or with respect to the operations of the Company or any tax return filed by or with respect to the operations of the Company. The Company has not received any notice of any assessment of taxes proposed against the Company or any of its assets.

           2.16  Brokers.  Except as set forth on Schedule 2.16, neither the
                 -------                          -------------
Company nor any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with (an "affiliate") the Company has committed on behalf of itself or a third party to
 ---------
pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

           2.17  Investment Company.  Neither the Company nor any person
                 ------------------
controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           2.18  Certain Agreements.
                 ------------------

                 (a) Except as set forth on Schedule 2.18, the Company is not a
                                            -------------
party to any (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money, (ii) employment, consulting, compensation or severance agreement with any of its directors, employees or consultants, (iii) agreement, contract or commitment limiting or restraining it from engaging or competing in any business, (iv) lease pursuant to which it leases any real property, (v) distribution, dealer, representation or agency agreement, outside of the ordinary course of business, (vi) record label, music content, marketing alliance, music license or similar agreement, or (vii) contract, agreement, obligation or commitment with any affiliates (each of the foregoing a "Listed
                                                                       ------
Contract"). Each Listed Contract is in full force and effect and has been
--------
complied with in all material respects by the Company and, to the Company's knowledge, has been complied with in all material respects by all other parties thereto. Except as set forth in Schedule 2.18, no consent is
                                        -------------
required under any Listed Contract in connection with the consummation of the transactions contemplated by this Agreement or any Related Agreement. Each Listed Contract constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and, to the Company's knowledge, each other party thereto.

           2.19  Registration Rights.  Schedule 2.19 sets forth all agreements
                 -------------------   -------------
to which the Company is a party or by which it is bound relating to the registration of its securities.

           2.20  Trade Relations.  To the Company's knowledge, there exists no
                 ---------------
actual or threatened termination, cancellation or material adverse limitation of, or any material adverse modification or material change in, the business relationship or business of the Company or its business with any customer or any group of customers which is individually or in the aggregate material to the business of the Company, or with any supplier which is material to the business of the Company.

           2.21  Environmental Matters.
                 ---------------------

                 (a) Except as disclosed on Schedule 2.21 or as would not be
                                            -------------
reasonably likely to have a Material Adverse Effect on its operations or property, (i) the Company is in compliance with all applicable Environmental Laws, (ii) the Company has all Permits and authorizations required pursuant to Environmental Laws; all such Permits and authorizations are in full force and effect; and no actions are pending to revoke, limit or modify any of such Permits or authorizations, (iii) no Environmental Claims are pending or to the Company's knowledge, threatened, against the Company and there are no civil, criminal or administrative judgments or notices of violation against the Company pursuant to Environmental Laws, and (iv) to the Company's knowledge, there are no events, conditions or circumstances which have resulted or will result in obligations or liability pursuant to Environmental Laws or principles of common law relating to the protection of the environment or health and safety which are reasonably likely to have a Material Adverse Effect.

                 (b) For purposes of this Agreement, "Environmental Laws" means
                                                      ------------------
any law, statute, code, ordinance or other legal requirement relating to pollution, protection of the environment, or the emission, discharge or release of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the protection of employee or public health and safety; "Environmental Claims" means any written
                           --------------------
notification pursuant to Environmental Laws that any of the current or past operations of the Company, or any by-products thereof, or any of the property currently or formerly owned, leased or operated by the Company is or may be implicated in or subject to any proceeding, action, complaint, suit, demand, litigation, investigation, claim, order, hearing, notice or agreement by any governmental authority or any other person; and "Hazardous Substances"
                                                 --------------------
means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated or defined as hazardous or harmful by any governmental authority.

           2.22  Proprietary Rights.
                 ------------------

                 (a) "Intellectual Property" shall mean all of the following
                      ---------------------
as they exist in all jurisdictions throughout the world, in each case, to the extent owned by or licensed to, or otherwise used by the Company which, individually or in the aggregate, are material to the business of the Company:

                     (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

                     (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated thereto), whether registered or unregistered, and all registrations and applications for registration thereof;

                     (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights;

                     (iv) trade secrets, and proprietary: designs; research; processes; procedures; techniques; methods; know-how; data; mask works; discoveries; inventions; and other rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "Technology"); and
                       -----------

                     (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto (the "Software").
                     --------

                 (b) Disclosure.
                     ----------

                     (i) Schedule 2.22(b) lists all United States and foreign
                         ----------------
       patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned by the Company, specifying as to each item, as applicable: the nature of the item, including the title; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

                     (ii) Schedule 2.22(b) lists all licenses, sublicenses, and
                          ----------------
       other agreements or permissions necessary to conduct the business of the Company in all material respects ("IP Licenses") under which the Company
                                          -----------
       is a licensee or otherwise is authorized to use any Intellectual Property, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; and the term of the license. The Company represents and warrants that it is authorized to use the Intellectual Property subject to the IP Licenses in all manners necessary to the conduct of the business of the Company.

                     (iii) Schedule 2.22(b) lists and describes the status of
                           ----------------
       any agreements involving Intellectual Property currently in negotiation by the Company ("Proposed Intellectual Property Agreements").
                        -----------------------------------------

                 (c) Ownership.  Except as set forth on Schedules 2.22(b) and
                     ---------                          ---------------------
2.22(c), the Company owns and, upon consummation of the transactions
-------
contemplated hereby will own, free and clear of all Liens, and has and, upon consummation of the transactions contemplated hereby will have, the unrestricted right to use, sell, or license, all Intellectual Property material to the conduct of the business of the Company.

                 (d) Claims.  Except as set forth on Schedule 2.22(d), to the
                     ------                          ----------------
Company's knowledge, the Company has not infringed, and is not infringing as of the date hereof, upon or otherwise violated the intellectual property rights of any third party or received any claim, charge, demand, or notice alleging any such infringement or other violation.  Except as set forth on Schedule
                                                                  --------
2.22(d), the Company has not been, during the three years preceding the
-------
date hereof, a party to any Claim nor, to the Company's knowledge, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property. To the Company's knowledge, no third party is infringing upon any Intellectual Property.

                 (e) Administration and Enforcement.  The Company has taken all
                     ------------------------------
necessary action to maintain and protect each item of Intellectual Property owned by the Company which is necessary to the conduct of its business.

                 (f) Protection of Trade Secrets and Technology.  The Company
                     ------------------------------------------
reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology. Schedule
                                                                      --------
2.22(f) lists every employee and third party who has contributed to the
-------
development of Intellectual Property on behalf of the Company. Employee or third party listed on Schedule 2.22(f) has signed an agreement with the Company
                ----------------
stating that such employee or third party (i) shall maintain the confidentiality of the Company's trade secrets and other confidential information, (ii) assigns to the Company all rights that such employee or third party might have in such Intellectual Property, and (iii) has not breached, and shall not breach, any confidentiality, non-competition, or other obligation to any other person or entity in contributing to the development of Intellectual Property on behalf of the Company. To the Company's knowledge, no such employee or third party has breached any such agreement.

                 (g) Software.  All Software which is necessary to the
                     --------
Company's business is described in Schedule 2.22(g) hereto.  Such Software is
                                   ----------------
held by the Company legitimately, and, to the Company's knowledge, is free from any significant software defect, performs in all necessary respects in conformance with its documentation, and does not contain any bugs or viruses or any code or mechanism that could be used to interfere with the operation of the Software. The Company has furnished all documentation relating to the use, maintenance, and operation of such Software, all of which, to the Company's knowledge, is true and accurate.

                 (h) Year 2000 Compliance.  All Software, hardware, databases,
                     --------------------
and embedded control systems which, individually or in the aggregate, are necessary to the business of the Company (collectively, the "Systems") owned
                                                             -------
or used by the Company are, to the Company's knowledge, Year 2000 Compliant. Notwithstanding the foregoing, the Company represents and warrants that (i) all Software listed on Schedule 2.22(g)(1)-(g)(6) is Year 2000 Compliant and
                   --------------------------
(ii) all Software and databases necessary to calculate and track royalties due to Virgin under the License Agreement are Year 2000 Compliant. As used herein, the term "Year 2000
          ---------

Compliant" means that the Systems (i) accurately process date and time data
---------
(including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year. The Company has not incurred and does not reasonably expect to incur any material expenses arising from or relating to the failure of any Systems of the Company or of any supplier, manufacturer, distributor, or other third party to be Year 2000 Compliant.

                 (i) Effect of Transaction.  The Company is not, nor, as a
                     ---------------------
result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to any Intellectual Property.

           2.23  Employee Benefit Plans.
                 ----------------------

                 (a) Schedule 2.23 lists all employee benefit plans,
                     -------------
arrangements, policies or commitments (whether or not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA")), including any employment,
                                   -----
consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability, or accident insurance plan or any holiday or vacation practice, as to which the Company has or in the future would have any direct or indirect, actual or contingent liability ("Benefit Plans"). With respect to each such Benefit Plan, the
            -------------
Company heretofore has delivered to Virgin true, correct and complete copies of
(i) all plan texts and agreements and related trust agreements or annuity contracts, (ii) all summary plan descriptions and material employee communications, (iii) the most recent annual report (including all schedules thereto); and (iv) if the plan is intended to qualify under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the
                                                              ----
most recent determination letter received from the Internal Revenue Service (the "IRS"), if any.
      ---

                 (b) Except as specifically set forth on Schedule 2.23, (i) the
                                                         -------------
Company and any person who would be considered a single employer with the Company pursuant to section 414(b), (c), (m) or (o) of the Code (an "ERISA
                                                                     -----
Affiliate") has made all material payments due from it to date under or with
---------
respect to each Benefit Plan, (ii) the Company has performed all material obligations required to be performed by it under, and is not in material default under or in violation of, any Benefit Plan and to the Company's knowledge, no other party is in default thereunder or in violation thereof, (iii) the Company is in compliance in all material respects with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Benefit Plans, including, without limitation, ERISA and the Code,

(iv) neither the Company nor to the Company's knowledge, any other "disqualified person" or "party in interest" (as defined in section 4975 of the Code and section 3 of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, for which no exception or exemption exists, (v) there are no actions, suits or claims pending (other than routine claims for benefits) or to the Company's knowledge, threatened, with respect to any Benefit Plan, (vi) no Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, (vii) the Company has no liability under or pursuant to any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law), (viii) no Benefit Plan is a "multiple employer plan" or "multiemployer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder, and (ix) neither the Company nor any ERISA Affiliate has made any contributions to nor participated in any "multiple employer plan" or "multiemployer plan" (as defined in subsection (viii)) within the last five years.

                 (c) No Asset is subject to any Lien under sections 302(f), 306(a), 307(a) and 4068 of ERISA and sections 401(a)(29) and 412(n) of the Code or, to the knowledge of the Company, under any other provisions of ERISA or the Code.

                 (d) Each Benefit Plan conforms in all material respects to, and its administration is in substantial compliance with, its terms and all Requirements of Law and regulations. Each Benefit Plan intended to be qualified under Code section 401(a) is so qualified and each trust established in connection with any Benefit Plan that is intended to be exempt from federal income taxation under Code section 501(a) is so exempt.

                 (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee to severance pay or unemployment compensation, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee,
(iii) result in a payment that would constitute a parachute payment within the meaning of section 280G of the Code or (iv) constitute or involve a "prohibited transaction" (as defined in section 406 or section 4975 of the Code) with respect to a Benefit Plan.

           2.24  Employment Matters.  The Company has 16 employees (the
                 ------------------
"Employees"), of which 7 are paid hourly and 9 are salaried.  To the Company's
 ---------
knowledge, no Employee has indicated that such Employee will cancel or otherwise terminate or modify such Employee's relationship with the Company or decrease or eliminate such Employee's services to the Company as a result of the consummation of the transactions contemplated hereby or by the Related Agreements, or otherwise. No Employee is a member of any union and, except as set forth on Schedule 2.24, no Employee has an employment agreement, whether
             -------------
written or oral, with the Company.

Except as set forth on Schedule 2.24, the Company has no liability, whether
                       -------------
absolute or contingent, direct or indirect, including any obligation under any Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee. The Company currently does not have or at any time in the past has not had nor is there now, to the Company's knowledge, threatened, any walkout, strike, union activity, picketing, work stoppage, work slowdown or any other similar occurrence that has had or could reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with all applicable laws (including, without limitation, the National Labor Relations Act, as amended), rules and regulations, relating to the employment of labor, including those relating to wages, hours, unemployment insurance, collective bargaining and the payment and withholding of taxes, and the Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Employees and the Company is not liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing. There are no material controversies pending or to the Company's knowledge, threatened, between the Company and any of the Employees or any labor union or other collective bargaining unit representing any of the Employees. No union or other collective bargaining unit has been certified or recognized by the Company as representing any of the Employees and there has not been to the Company's knowledge any attempt by any union to organize or represent the Employees within the last five years. No approval of any union or other collective bargaining unit is required in connection with the execution or delivery, performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby. The Company has no outstanding liability for any violations of the Workers Adjustment and Retraining Notification Act.

           2.25  Potential Conflicts of Interest.  Except as set forth on
                 -------------------------------
Schedule 2.25, to the knowledge of the Company, no officer, director or
-------------
affiliate of the Company: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under the Benefit Plans, and similar matters and agreements arising in the ordinary course of business.

           2.26  Insurance.  Schedule 2.26 (i) accurately lists all of the
                 ---------   -------------
Company's insurance policies or programs (including all key-man and similar insurance) and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and (ii) indicates any self-insurance program that is in effect. The Company maintains insurance in such amounts and covering such risks as it believes are usually and customarily carried with respect to similar businesses.

           2.27  Hart-Scott.  The Company (i) is its own "ultimate parent
                 ----------
entity" as such term is defined in Section 801.1(a)(3) of the Rules (the "Rules") promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of
 -----
"HSR Act") and (ii) does not have annual net sales or total assets of 1976
 -------
(the $10,000,000 or more as determined in accordance with the HSR Act and Rules.

           2.28  Registration Statement.  The Registration Statement on Form S-1
                 ----------------------
(Reg. No. 333-72685) (the "Registration Statement") filed by the Company with
                           ----------------------
the Securities and Exchange Commission (the "SEC") on February 19, 1999 and all
                                             ---
amendments to the Registration Statement thereafter filed with the SEC conformed as of the date so filed, and will conform as of the date thereafter filed, in all materials respects to the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the SEC thereunder, and
              ---
did not at the date of filing and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           2.29  Disclosure.  The representations and warranties contained in
                 ----------
this Agreement and the Schedules to this Agreement and all documents and certificates furnished to Virgin by the Company in connection herewith or pursuant hereto at the Closing do not or as of the date such document and certificates were prepared did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein or therein, in the light of the circumstances under which it was made, not misleading.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                   OF VIRGIN

           Virgin represents and warrants to the Company as follows:

            3.1  Organization.  Virgin is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of Delaware.

            3.2  Authority.  (i)  Virgin has full corporate power and authority
                 ---------
to execute and deliver this Agreement and each Related Agreement to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby, (ii) the execution, delivery and performance by Virgin of this Agreement and each Related Agreement to which it is a party have been duly authorized by all necessary corporate action on the part of Virgin, (iii) no other action on the part of Virgin is necessary to authorize the execution and delivery of this Agreement and each Related Agreement by Virgin or the performance by Virgin of its obligations hereunder or thereunder and (iv) this Agreement and each Related Agreement to which Virgin is a party have been duly executed and delivered by Virgin and (assuming due execution and delivery by the other parties hereto) constitutes a legal, valid and binding agreement of Virgin, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.3  No Violation.  The execution and delivery by Virgin of this
                 ------------
Agreement and each Related Agreement to which it is a party, the performance by Virgin of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated on its part hereby and thereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of Virgin or any Requirements of Law applicable to Virgin, (b) require Virgin to obtain the consent, waiver, approval, license or authorization of or make any filing with any person or governmental authority or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Virgin is subject or by which Virgin is bound.

            3.4  Brokers.  Neither Virgin nor any of its affiliates has
                 -------
committed on behalf of itself or a third party to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

            3.5  Securities Act Representation.  As of the Closing hereunder,
                 -----------------------------
Virgin will be an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act. Virgin is not purchasing the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

                                  ARTICLE IV

                                INDEMNIFICATION

           4.1   Indemnification.  Except as otherwise provided in this
                 ---------------
Article IV, the Company (the "Indemnifying Party") agrees to indemnify, defend
                              ------------------
and hold harmless Virgin and its affiliates and their respective officers, directors, agents, employees and subsidiaries (each, an "Indemnified Party")
                                                         -----------------
to the fullest extent permitted by law from and against any and all losses, Claims (including Claims by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party, including those reasonably incurred in connection with investigative, administrative or judicial proceedings commenced or threatened, whether or not an Indemnified Party shall be designated a party thereby, and those incurred in connection with any claim for indemnity hereunder) or other liabilities suffered or incurred (collectively, "Losses") resulting from,
                                                 ------
arising out of or relating to (a) any breach of any representation or warranty by the Company in this Agreement, (b) any breach of any covenant or agreement by the Company in this Agreement or (c) any legal, administrative or other actions (including without limitation actions brought by any equity holders of the Company or derivative actions brought by any person claiming through or in the Company's name other than Virgin and its affiliates), proceedings or investigations (whether formal or informal), or written threats of any of them, based upon, relating to or arising out of (x) the Company's execution of this Agreement or any Related Agreement or (y) the Company's performance of the transactions contemplated by this Agreement or any Related Agreement; provided,
                                                                      --------
that if and to the extent that indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of the Losses which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed for any expenses,
--------  -------
the reimbursement of such expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of the Indemnified Party.

           4.2   Notification.  Each Indemnified Party under this Article IV
                 ------------
shall, promptly after the receipt of notice of the commencement of any Claim against the Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article IV, notify the Indemnifying Party in writing of its commencement. The omission of any Indemnified Party to so notify the Indemnifying Party of any action shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party (a) other than under this Article IV or (b) under this Article IV unless, and only to the extent that, such omission materially and adversely prejudices the Indemnifying Party with respect to substantive rights or defenses. In case any Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of its commencement, the Indemnifying Party shall be entitled to assume and control the defense thereof at its own expense, with counsel satisfactory to the Indemnified Party in its reasonable judgment; provided,
                                                                  --------
however, that any Indemnified Party may, at its own expense, retain separate
-------
counsel to participate in the defense. Notwithstanding the above, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of the Claim if, in the reasonable written opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, that would make separate representation advisable; provided, however, that the Indemnifying Party shall
                          --------  -------
not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of Virgin, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated by this Agreement (if any Indemnified Party is a party or has been actually threatened in writing to be made a party to it) unless the settlement, compromise or consent includes an unconditional release of Virgin and each other Indemnified Party from all liability arising out of or alleged in the Claim.
The Indemnifying Party shall not be liable for any settlement of any Claim effected by an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld.

           4.3   Limitations.  Notwithstanding the foregoing, with respect to
                 -----------
Section 4.1(a) of this Agreement, an Indemnifying Party shall not have any liability (other than with respect to any Losses incurred, arising under or resulting from a breach of any of Sections 2.1, 2.3, 2.5, 2.16 and 2.28 of this Agreement ("Excepted Claims")) unless the aggregate of all Losses relating
            ---------------
thereto for which an Indemnifying Party would, but for this provision, be liable (other than with respect to Excepted Claims) exceeds on a cumulative basis an amount equal to $75,000, in which event the Indemnified Parties shall be entitled to indemnification hereunder in full for all Losses in excess of such amount; provided, that an Indemnifying Party's aggregate liability under this
        --------
Section 4.3 shall in no event exceed an amount equal to $40,000,000.

           4.4   Exclusive Remedy; Related Agreements.  Virgin agrees that,
                 ------------------------------------
from and after the Closing, its sole and exclusive remedy with respect to any claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IV, except that nothing in this Agreement shall be deemed to constitute a waiver of any rights that any Indemnified Party may have by separate agreement or a waiver of any tort claims of, or causes of action arising from, fraudulent misrepresentation or deceit. Notwithstanding anything to the contrary herein, (i) nothing in this Article IV restricts or limits any rights that any Indemnified Party may have to seek equitable relief and (ii) the indemnification and contribution provisions of the Related Agreements shall govern any claim made with respect to matters arising thereunder.

                                   ARTICLE V

                                  AGREEMENTS

          5.1    License Agreement.  In connection with the transactions
                 -----------------
contemplated by this Agreement, simultaneously with the execution of this Agreement, the Company and Virgin will enter into the License Agreement.

          5.2    Registration Rights Agreement.  In connection with the
                 -----------------------------
transactions contemplated by this Agreement, simultaneously with the execution of this Agreement, the Company, Virgin and certain other stockholders of the Company will enter into a registration rights agreement (the "Registration
                                                              ------------
Rights Agreement"), a form of which is attached hereto as Exhibit C.
----------------                                          ---------

          5.3    Stockholders Agreement.  In connection with the transactions
                 ----------------------
contemplated by this Agreement, the Company, simultaneously with the execution of this Agreement, Virgin and certain other stockholders of the Company will enter into a stockholders agreement (the "Stockholders Agreement"), a form of
                                          ----------------------
which is attached hereto as Exhibit D.
                            ---------

          5.4    Public Offering.  Upon execution of this Agreement, the Company
                 ---------------
shall authorize the amendment of, and shall amend, the Registration Statement to disclose the transactions contemplated by this Agreement and the Related Agreements. All changes to the Registration Statement shall be subject to the approval of Virgin prior to filing with the SEC. The parties intend to consummate the IPO after the Closing, subject to obtaining all regulatory and other requisite approvals, and subject to market conditions. The Company and Virgin shall mutually agree on the selection of underwriters (the "Underwriters") for the IPO which, as of the date hereof, are agreed to be
 ------------
Ferris, Baker Watts, Inc. and Fahnestock & Co. Inc. Virgin agrees to enter into a customary lock-up agreement with the Underwriters, on terms acceptable to Virgin, providing for a "lock-up period" not to exceed the shorter of (i) 180 days, (ii) the period requested by the Underwriters or (iii) the period agreed to by any other major stockholder of the Company.

          5.5    Sale of Shares in the IPO or Other Offering.  The Company shall
                 -------------------------------------------
include in the IPO, without regard to any cut-backs imposed by the Underwriters, such number of Shares as Virgin may elect, up to a maximum number of Shares equal to such number that results in Virgin receiving proceeds (after deduction of underwriters commissions and discounts) in the IPO of $40 million. If prior to the IPO the Company proposes to sell shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, other than options to employees of the Company under the Company's Amended Stock Option Plan), the Company agrees that it will use its best efforts to arrange for Virgin to sell such number of Shares (as determined by Virgin in its sole discretion) so that Virgin realizes proceeds (after deduction of placement and other agent commissions, discounts or similar fees), up to $40 million, sufficient to pay any taxes arising from the acquisition by Virgin of the Shares under this Agreement.

          5.6    Errors and Omissions Insurance.  Prior to the execution of this
                 ------------------------------
Agreement, the Company will purchase errors and omissions insurance coverage in the form, and in an amount, reasonably satisfactory to Virgin, and such insurance shall be in full force and effect on the Closing Date.

          5.7    Policies and Procedures.  On the Closing Date, the Company
                 -----------------------
shall have in place and thereafter maintain adequate procedures to be observed by the Company with respect to taking mechanical licenses, payments of record and mechanical royalties, maintenance of and compliance with all licenses to which the Company is a party and all other matters relating to the Company's administration of its catalog of masters and use of musical compositions. In addition, as soon as practicable following the Closing Date but in no event later than 30 days thereafter, the Company shall use its best efforts to hire sufficient staff to implement such procedures including, at a minimum, an individual with a royalty accounting background to oversee the establishment and enforcement of the matters contemplated above.

          5.8    Directors and Officers Insurance.  Prior to the consummation
                 --------------------------------
of the IPO, the Company shall increase its directors and officers coverage to a level reasonably satisfactory to Virgin.

          5.9    Charter Amendment.  Prior to the consummation of the IPO, the
                 -----------------
Company shall amend its Certificate of Incorporation to remove certain conversion, voting, registration and other rights of the holders of the Preferred Stock.


                                  ARTICLE VI

                                 MISCELLANEOUS

           6.1   Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties made in this Agreement shall survive the Closing and shall terminate on April 30, 2002, except that the representations and warranties contained in Sections 2.1, 2.3, 2.5, 2.15, 2.16, 2.21, 2.23 and 2.28
of this Agreement shall survive without limitation.

           6.2   Notices.  All notices, demands and other communications
                 -------
provided for or permitted under this Agreement shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                    If to the Company, to:

                    musicmaker.com, Inc.
                    1831 Wiehle Avenue
                    Suite 128
                    Reston, VA  20190
                    Facsimile:  (703) 904-4117
                    Attention:  Robert P. Bernardi

                    with copies to:

                    Venable, Baetjer and Howard, LLP
                    2010 Corporate Ridge Rd.
                    McLean, VA  22102
                    Facsimile:  (703) 904-4117
                    Attention:  John L. Sullivan, II

                    If to Virgin, to:

                    Virgin Holdings, Inc.
                    338 North Foothill Road
                    Beverly Hills, CA  90210
                    Facsimile:  (310) 288-2745
                    Attention:  Susan Feingold

                    with copies to:

                    EMI Recorded Music North America
                    1290 Avenue of the Americas
                    38th Floor
                    New York, NY  10104
                    Facsimile:  (212) 492-5095
                    Attention:  Alasdair J. McMullan
                    and

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY 10019-6064
                    Facsimile:  (212) 757-3990
                    Attention:  Peter L. Felcher, Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if telecopied or transmitted by e-mail.

           6.3   Headings; Agreement.  The headings contained in this Agreement
                 -------------------
are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties
                     ---------
hereunder shall be deemed to include the Exhibits hereto to be executed and delivered by parties relevant thereto.

           6.4   Publicity.  So long as this Agreement is in effect, except as
                 ---------
required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld or delayed or without consulting with the other parties as to the content of such press release or other announcement.

           6.5   Entire Agreement.  This Agreement and the Related Agreements
                 ----------------
(including all Schedules and Exhibits hereto and thereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them.

           6.6   Assignment.  This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Virgin may transfer or assign this Agreement and any of its rights, interests and obligations hereunder and to the Shares to one or more of its affiliates and such assignee shall be a "Purchaser" for all purposes under this Agreement. Except as provided in the immediately preceding sentence, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other party; provided, that
                                    --------
nothing in this Section 6.6 shall prohibit Virgin from transferring some or all of the Shares (but not its rights under this Agreement except to the extent permitted under this Section 6.6).

           6.7   Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

           6.8   Governing Law.  The validity and interpretation of this
                 -------------
Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof which might indicate the applicability of the laws of any other jurisdiction.

           6.9   Third Party Beneficiaries.  Except as provided in Article IV,
                 -------------------------
no person other than the parties and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

           6.10  Costs and Expenses.
                 ------------------

                 (a) Each of the Company and Virgin shall pay its own fees and expenses (including attorneys fees) incurred in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements.

                 (b) The Company shall pay all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of, and compliance with, this Agreement and the Related Agreements and all conditions contained herein or therein on its part to be performed or complied with.

                 (c) All sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, income, capital gain, franchise and other similar taxes or governmental charges with respect to the Shares shall be borne by the Company.

          IN WITNESS WHEREOF, the Company and Virgin have caused this Agreement to be duly signed as of the date first written above.


                         MUSICMAKER.COM, INC.


                         By: /s/ Robert Bernardi
                             --------------------------------------
                             Name: Robert Bernardi
                             Title: Chairman and Co-CEO


                         By: /s/ Devarajan S. Puthukarai
                             --------------------------------------
                             Name: Devarajan S. Puthukarai
                             Title: President and Co-CEO


                         VIRGIN HOLDINGS, INC.


                         By: /s/ Susan Feingold
                             --------------------------------------
                             Name: Susan Feingold
                             Title: Secretary